Exhibit 99.1

Analog Devices Announces Offering and Pricing of Senior Notes

Norwood, MA (3/9/18)—Analog Devices, Inc. (Nasdaq: ADI) announced it has priced an offering of $300 million aggregate principal amount of 2.850% senior unsecured notes due March 12, 2020 and $450 million aggregate principal amount of 2.950% senior unsecured notes due January 12, 2021. The offering is being conducted pursuant to an effective registration statement under the Securities Act of 1933.

Analog Devices intends to use the net proceeds of the offering to repay a portion of the amount outstanding under its five-year term loan. This offering is expected to close on March 12, 2018, subject to customary closing conditions.

The joint book-running managers for the offering are Merrill Lynch, Pierce, Fenner & Smith Incorporated, MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC.

The co-manager is The Williams Capital Group, L.P.

Analog Devices has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read these documents and other documents Analog Devices has filed with the SEC for more complete information about Analog Devices and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Analog Devices or any underwriter or dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; MUFG Securities Americas Inc. toll-free at 1877-649-6848; SMBC Nikko Securities America, Inc. at 1-888-868-6856; or Wells Fargo Securities, LLC at 1-800-645-3751.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Analog Devices

Analog Devices (Nasdaq: ADI) is the leading global high-performance analog technology company dedicated to solving the toughest engineering challenges. We enable our customers to interpret the world around us by intelligently bridging the physical and digital with unmatched technologies that sense, measure, power, connect and interpret.

Forward Looking Statements

This release may be deemed to contain forward-looking statements regarding future events and our future results that are subject to the safe harbor created under Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 (the “Securities Act”)

and the Securities Exchange Act of 1934 (the “Exchange Act”). All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements relating to the offering of the notes and the use of proceeds therefrom. Such statements are based on Analog Devices’ current expectations and are subject to a number of factors and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The following important factors and uncertainties, among others, could cause actual results to differ materially from those described in these forward-looking statements: completion of the offering on the terms described, if at all and any faltering in global economic conditions or the stability of credit and financial markets. You should pay particular attention to the important risk factors and cautionary statements referenced in the “Risk Factors” section of the prospectus related to the offering referenced above, as well as the risk factors and cautionary statements described in Analog Devices’ filings with the Securities and Exchange Commission (“SEC”), including the risk factors contained in its most recent Quarterly Report on Form 10-Q. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, Analog Devices does not undertake any obligation to update forward-looking statements it makes to reflect subsequent events or circumstances.

Analog Devices and the Analog Devices logo are registered trademarks or trademarks of Analog Devices, Inc. All other trademarks mentioned in this document are the property of their respective owners.

Editor’s Contact Information:

Mr. Michael Lucarelli

781-461-3282

781-461-3491 (fax)

Senior Manager of Investor Relations

investor.relations@analog.com